CERTIFICATION

I, Dr. Lorne Tyrrell, Chief Executive Officer, certify that:

1.	ViRexx Medical Corp. (the “Corporation”) is responsible for the adequacy and accuracy of the disclosure in the filing;

2.	staff comments or changes to disclosure in response to staff comments do not foreclose the Securities and Exchange Commission (the “Commission”) from taking any action with respect to the filing; and

3.	the Corporation may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Date: December 15, 2005.
ViREXX MEDICAL CORP.

	Per:	signed “Dr. Lorne Tyrrell”
Dr. Lorne Tyrrell
Chief Executive Officer